UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	The Compensation Committee (the “Committee”) of the Board of Directors of Regional Management Corp. (the “Company”) annually reviews the annual base salary, bonus, equity-based incentives, and other benefits, direct and indirect, of the executive officers of the Company. On February 20, 2013, the Committee increased the annual base salary of A. Michelle Masters, Senior Vice President, Strategic Development of the Company, to $130,000 and increased Ms. Masters’ target annual incentive bonus from 25% of her annual base salary to 30% of her annual base salary. In addition, the Committee increased the annual base salary of C. Glynn Quattlebaum, President and Chief Operating Officer of the Company, to $465,750. The Committee determined to increase Ms. Masters’ and Mr. Quattlebaum’s compensation based upon existing market conditions and a qualitative assessment of their individual performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: February 26, 2013	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer